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Exhibit 21.1

List of Subsidiaries

Florists' Transworld Delivery, Inc., a Michigan corporation

FTD Canada, Inc., incorporated in Canada

FTD Group, Inc., a Delaware corporation

FTD, Inc., a Delaware corporation

FTD.CA, INC., a Delaware corporation

FTD.COM Inc., a Delaware corporation

Interflora British Unit, incorporated in England and Wales

Interflora, Inc., a Michigan corporation (66 2/3% ownership)

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  Exhibit 21.1
List of Subsidiaries